Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS

SECOND QUARTER 2023 RESULTS

— Rental Income Grew 4.2% Year-over-Year —

— Company Repurchases $1.5 Million of Shares —

GREAT NECK, New York, August 3, 2023 — One Liberty Properties, Inc. (NYSE: OLP), a real estate investment trust focused on net leased properties, today announced operating results for the quarter ended June 30, 2023.

Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty commented “We are pleased that our efforts resulted in 4.2% growth in rental income for the second quarter over the corresponding prior year quarter. Despite the challenging macro-economic backdrop, we continue to make progress in growing revenue and enhancing our portfolio. Our efforts, including the evolution toward an industrial focused portfolio, should contribute to our performance as we move forward.”

Operating Results:

Rental income was $22.4 million in the second quarter of 2023 compared to $21.5 million in the second quarter of 2022. The 4.2% growth is due primarily to an additional $567,000 from the net impact of acquisitions and dispositions and a net $368,000 increase in same-store rental income. The Company benefited during the quarter from favorable lease amendments and extensions, and from adding tenants at vacant properties.

Total operating expenses in the second quarter of 2023 were $14.3 million compared to $13.5 million for the second quarter of 2022. The change is due primarily to increases in real estate expenses, depreciation and amortization, and general and administrative expenses.

Net income attributable to One Liberty in the second quarter of 2023 was $6.5 million, or $0.30 per diluted share, compared to $16.8 million, or $0.79 per diluted share, in the second quarter of 2022. Net income for the 2023 quarter includes $3.2 million, or $0.15 per diluted share, from the gain on the sale of the Havertys retail location in Duluth, Georgia. Net income for the 2022 quarter includes $8.1 million, or $0.38 per diluted share, of gains from property sales and $5.4 million, or $0.25 per diluted share, from the settlement of litigation.

Funds from Operations, or FFO1, was $9.6 million, or $0.45 per diluted share, for the second quarter of 2023, compared to $14.7 million, or $0.69 per diluted share, in the second quarter of 2022. The change is due primarily to the inclusion, in the 2022 period, of the $5.4 million litigation settlement offset by a $935,000 net increase in rental income.

[1]	A reconciliation of GAAP amounts to non-GAAP amounts (i.e., FFO and AFFO) is presented with the financial information included in this release.

Adjusted Funds from Operations, or AFFO, was $10.8 million, or $0.50 per diluted share, for the quarter ended June 30, 2023, compared to $10.4 million, or $0.49 per diluted share, for the corresponding quarter in the prior year. Contributing to the improvement in the current quarter was growth in rental income offset by increases in real estate expenses, interest expense and general administrative expenses.

Gains on property sales are excluded from the calculation of FFO and AFFO.

Diluted per share net income, FFO and AFFO were impacted negatively in the quarter ended June 30, 2023 compared to the corresponding quarter in the prior year by an average increase of approximately 175,000 in the weighted average number of shares of common stock outstanding as a result of stock issuances in connection with the equity incentive, dividend reinvestment and at-the-market equity offering programs, offset by the Company’s repurchase of approximately 73,000 shares in the current quarter.

Dispositions:

On May 31, 2023, the Company sold the Havertys furniture retail location located in Duluth, Georgia, for a gross sales price of $6.0 million and realized a gain of $3.2 million.  In the six months ended June 30, 2023 and 2022, this property contributed nominal rental income and total operating expense, respectively.

Acquisition Subsequent to the Quarter Ended June 30, 2023:

As previously reported, on July 13, 2023 One Liberty purchased an industrial distribution center located in a suburb of Columbia, South Carolina, for $13.4 million, including the assumption of $4.3 million of mortgage debt.  One Liberty anticipates that this property will contribute, in the six months ending December 31, 2023, approximately $367,000 of base rent and $91,000 of mortgage interest expense.

Balance Sheet:

At June 30, 2023, the Company had $8.1 million of cash and cash equivalents, total assets of $769.4 million, total debt of $417.6 million, and total stockholders’ equity of $312.0 million.

At August 1, 2023, One Liberty’s available liquidity was approximately $90.8 million, including $7.3 million of cash and cash equivalents (including the credit facility’s required $3.0 million average deposit maintenance balance) and $83.5 million available under its credit facility.

Share Buyback:

During the quarter ended June 30, 2023, the Company repurchased 72,971 shares, or approximately $1.5 million of shares, at a weighted average price per share of $19.88. At June 30, 2023, the Company is authorized to repurchase approximately $6.0 million of its common stock.

Non-GAAP Financial Measures:

One Liberty computes FFO in accordance with the “White Paper on Funds from Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (calculated in accordance with generally accepted accounting principles), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

One Liberty computes adjusted funds from operations, or AFFO, by adjusting from FFO for its straight-line rent accruals and amortization of lease intangibles, deducting from income additional rent from ground lease tenant, income on settlement of litigation, income on insurance recoveries from casualties, lease termination and assignment fees, and adding back amortization of restricted stock and restricted stock unit compensation expense, amortization of costs in connection with our financing activities (including our share of our unconsolidated joint ventures), debt prepayment costs and amortization of lease incentives and mortgage intangible assets. Since the NAREIT White Paper does not provide guidelines for computing AFFO, the computation of AFFO may vary from one REIT to another.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operating, investing or financing activities as defined by GAAP. FFO and AFFO should not be an alternative to net income as a reliable measure of our operating performance nor as an alternative to cash flows as measures of liquidity. FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Company’s cash needs.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Forward looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “could,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. Information regarding important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the reports filed with the Securities and Exchange Commission thereafter; in particular, the sections of such reports entitled “Cautionary Note Regarding Forward Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included therein. In addition, estimates of rental income for 2023 exclude any related variable rent, anticipated property purchases and/or sales may not be completed during the period indicated or at all, and estimates of gains from property sales are subject to adjustment, among other things, because actual closing costs may differ from the estimated costs. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated in Maryland in 1982. The Company acquires, owns and manages a geographically diversified portfolio consisting primarily of industrial and retail properties. Many of these properties are subject to long-term net leases under which the tenant is typically responsible for the property’s real estate taxes, insurance and ordinary maintenance and repairs.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.1liberty.com

ONE LIBERTY PROPERTIES, INC.   (NYSE:  OLP)

CONDENSED BALANCE SHEETS

(Amounts in Thousands)

	(Unaudited)
	June 30,	December 31,
	2023	2022

ASSETS
Real estate investments, at cost	$875,391	$879,596
Accumulated depreciation	(179,906)	(173,143)
Real estate investments, net	695,485	706,453

Investment in unconsolidated joint ventures	10,521	10,400
Cash and cash equivalents	8,079	6,718
Unbilled rent receivable	17,060	16,079
Unamortized intangible lease assets, net	17,298	19,841
Other assets	20,938	23,764
Total assets	$769,381	$783,255

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$415,695	$405,162
Line of credit-outstanding, net of $640 and $732 of deferred financing costs, respectively	1,860	21,068
Unamortized intangible lease liabilities, net	10,522	11,125
Other liabilities	28,349	28,963
Total liabilities	456,426	466,318

Total One Liberty Properties, Inc. stockholders’ equity	311,958	315,965
Non-controlling interests in consolidated joint ventures	997	972
Total equity	312,955	316,937
Total liabilities and equity	$769,381	$783,255

ONE LIBERTY PROPERTIES, INC.   (NYSE:  OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Rental income, net	$22,407	$21,472	$45,359	$43,003
Lease termination fee	—	—	—	25
Total revenues	22,407	21,472	45,359	43,028

Operating expenses:
Depreciation and amortization	6,114	5,905	12,259	11,748
General and administrative	4,165	3,973	8,204	7,765
Real estate expenses	3,954	3,549	8,078	7,236
State taxes	88	77	156	151
Total operating expenses	14,321	13,504	28,697	26,900

Other operating income
Gain on sale of real estate, net	3,180	8,050	4,714	12,699
Operating income	11,266	16,018	21,376	28,827

Other income and expenses:
Equity in earnings of unconsolidated joint ventures	60	112	145	228
Income on settlement of litigation	—	5,388	—	5,388
Other income	28	54	43	980
Interest:
Expense	(4,610)	(4,353)	(9,210)	(8,659)
Amortization and write-off of deferred financing costs	(205)	(434)	(407)	(639)

Net income	6,539	16,785	11,947	26,125
Net income attributable to non-controlling interests	(20)	(18)	(42)	(35)

Net income attributable to One Liberty Properties, Inc.	$6,519	$16,767	$11,905	$26,090

Net income per share attributable to common stockholders-diluted	$0.30	$0.79	$0.55	$1.23

Funds from operations - Note 1	$9,570	$14,741	$19,684	$25,377
Funds from operations per common share-diluted - Note 2	$0.45	$0.69	$0.92	$1.19

Adjusted funds from operations - Note 1	$10,750	$10,404	$21,553	$21,058
Adjusted funds from operations per common share-diluted - Note 2	$0.50	$0.49	$1.01	$0.99

Weighted average number of common shares outstanding:
Basic	20,571	20,364	20,544	20,372
Diluted	20,642	20,480	20,612	20,485

ONE LIBERTY PROPERTIES, INC.   (NYSE:  OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Note 1:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$6,519	$16,767	$11,905	$26,090
Add: depreciation and amortization of properties	5,925	5,772	11,894	11,497
Add: our share of depreciation and amortization of unconsolidated joint ventures	130	130	259	259
Add: amortization of deferred leasing costs	189	133	365	251
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	5	6	10	11
Deduct: gain on sale of real estate, net	(3,180)	(8,050)	(4,714)	(12,699)
Adjustments for non-controlling interests	(18)	(17)	(35)	(32)
NAREIT funds from operations applicable to common stock	9,570	14,741	19,684	25,377

Deduct: straight-line rent accruals and amortization of lease intangibles	(626)	(917)	(1,520)	(1,483)
Deduct: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	(4)	(7)	(9)	(16)
Deduct: income on settlement of litigation	—	(5,388)	—	(5,388)
Deduct: additional rent from ground lease tenant	(16)	—	(16)	—
Deduct: income on insurance recovery from casualty loss	—	—	—	(918)
Deduct: lease termination fee income	—	—	—	(25)
Deduct: our share of unconsolidated joint venture lease termination fee income	—	(25)	—	(25)
Add: amortization of restricted stock and RSU compensation	1,564	1,559	2,892	2,884
Add: amortization and write-off of deferred financing costs	205	434	407	639
Add: amortization of lease incentives	30	—	61	—
Add: amortization of mortgage intangible asset	23	—	46	—
Add: our share of amortization of deferred financing costs of unconsolidated joint ventures	4	4	8	8
Adjustments for non-controlling interests	—	3	—	5
Adjusted funds from operations applicable to common stock	$10,750	$10,404	$21,553	$21,058

Note 2:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$0.30	$0.79	$0.55	$1.23
Add: depreciation and amortization of properties	0.28	0.26	0.56	0.54
Add: our share of depreciation and amortization of unconsolidated joint ventures	0.01	0.01	0.01	0.01
Add: amortization of deferred leasing costs	0.01	0.01	0.02	0.01
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	—	—	—	—
Deduct: gain on sale of real estate, net	(0.15)	(0.38)	(0.22)	(0.60)
Adjustments for non-controlling interests	—	—	—	—
NAREIT funds from operations per share of common stock-diluted (a)	0.45	0.69	0.92	1.19
Deduct: straight-line rent accruals and amortization of lease intangibles	(0.03)	(0.04)	(0.06)	(0.08)
Deduct: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	—	—	—	—
Deduct: income on settlement of litigation	—	(0.25)	—	(0.25)
Deduct: additional rent from ground lease tenant	—	—	—	—
Deduct: income on insurance recovery from casualty loss	—	—	—	(0.04)
Deduct: lease termination fee income	—	—	—	—
Deduct: our share of unconsolidated joint venture lease termination fee income	—	—	—	—
Add: amortization of restricted stock and RSU compensation	0.07	0.07	0.13	0.14
Add: amortization and write-off of deferred financing costs	0.01	0.02	0.02	0.03
Add: amortization of lease incentives	—	—	—	—
Add: amortization of mortgage intangible asset	—	—	—	—
Add: our share of amortization of deferred financing costs of unconsolidated joint ventures	—	—	—	—
Adjustments for non-controlling interests	—	—	—	—
Adjusted funds from operations per share of common stock-diluted (a)	$0.50	$0.49	$1.01	$0.99

(a)	The weighted average number of diluted common shares used to compute FFO and AFFO applicable to common stock includes unvested restricted shares that are excluded from the computation of diluted EPS.